                                                                      EXHIBIT 99

                                                                [FAIRISAAC LOGO]

Contacts:     INVESTORS & ANALYSTS:
              Heidi Flannery
              Fair Isaac Corporation
              (800) 213-5542
              investor@fairisaac.com

                FAIR ISAAC REPORTS STRONG SECOND QUARTER RESULTS

          82% Year-over-Year Revenue Growth with HNC Revenues

SAN RAFAEL, Calif. -- April 23, 2003 -- Fair Isaac Corporation (NYSE:FIC), the leader in customer analytics and decision technology, today announced financial results for the second fiscal quarter ended March 31, 2003.

The company achieved second quarter revenues of $158.6 million versus $87.1 million reported in the second quarter of fiscal 2002, and above the company's previous guidance. Revenues for the six months ended March 31, 2003 totaled $305.3 million as compared to revenues of $172.1 million reported in the same period last year. Net income for the second quarter of fiscal 2003 totaled $25.6 million, or $0.51 per share on 50.5 million diluted shares outstanding, compared with $14.2 million, or $0.39 per share on 36.3 million diluted shares outstanding reported in the same quarter last year. Net income for the six months ended March 31, 2003 totaled $45.4 million, or $0.89 per share on 51.3 million diluted shares outstanding, compared with $27.7 million, or $0.77 per share on 36.1 million diluted shares outstanding reported in the same period last year.

Results for the second quarter and six months ended March 31, 2003 include $0.6 million and $2.6 million in merger-related charges, respectively, resulting from the HNC Software acquisition, which resulted in a negative one-cent(1) and a negative three-cent(2) impact to diluted earnings per share during these periods, respectively.

"I'm very pleased with our results this quarter, producing both revenue and earnings above our previous guidance," said Tom Grudnowski, President and CEO of Fair Isaac. "Now with two full quarters behind us as a combined company, we are proud to say that we have delivered positive results in both revenue and expense synergies. I think our results demonstrate how the predictive analytics market is heating up, and we're right in the middle of it all. Our strategy to sell transaction-based services around analytically-based solutions now in nine different markets gives us even greater stability and opportunities for future growth."

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter results and provide guidance for the remainder of fiscal 2003.
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The call can be accessed live on the Investor Relations' section of the company's Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

ABOUT FAIR ISAAC

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power more than 25 billion mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. As of August 5, 2002, the business of HNC Software Inc., a leading provider of high-end analytic and decision management software, is part of Fair Isaac. For more information, visit www.fairisaac.com.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac, including statements regarding our ability to build and maintain customer and other business relationships, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company's ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of its recent merger with HNC, including expected synergies, cannot be fully realized, the possibility that costs or difficulties related to the integration of our business and HNC's business will be greater than expected, and other risks described from time to time in Fair Isaac's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2002. If any of these risks or uncertainties materializes, Fair Isaac's results could differ materially from Fair Isaac's expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac, HNC and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

----------------------------

(1) Calculated as $0.6 million in merger-related charges less $0.2 million income tax benefit (by application of the company's 37.6 percent effective tax rate for the quarter), or $0.4 million, divided by 50.5 million diluted shares outstanding for the quarter.

(2) Calculated as $2.6 million in merger-related charges less $1.0 million income tax benefit (by application of the company's 38.0 percent effective tax rate for the six month period), or $1.6 million, divided by 51.3 million diluted shares outstanding for the six month period.


                                       2
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                             FAIR ISAAC CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
          FOR THE QUARTERS AND SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          Quarter Ended                  Six Months Ended
                                                             March 31,                      March 31,
                                                    -------------------------        ------------------------
                                                       2003            2002            2003            2002
                                                    ---------         -------        --------        --------
Revenues                                            $ 158,598         $87,050        $305,330        $172,111
                                                    ---------         -------        --------        --------

Operating expenses:
        Cost of revenues                               64,041          39,127         124,695          77,712
        Research and development                       17,119           7,301          34,366          14,778
        Selling, general and administrative            31,724          18,719          63,898          36,661
        Amortization of intangibles                     3,419             609           6,681           1,134
        Merger-related expenses                           606              --           2,616              --
                                                    ---------         -------        --------        --------
                 Total operating expenses             116,909          65,756         232,256         130,285
                                                    ---------         -------        --------        --------
Operating income                                       41,689          21,294          73,074          41,826
Other (expense) income, net                              (585)          1,964             208           3,823
                                                    ---------         -------        --------        --------
Income before income taxes                             41,104          23,258          73,282          45,649
Provision for income taxes                             15,459           9,073          27,847          17,917
                                                    ---------         -------        --------        --------
Net income                                          $  25,645         $14,185        $ 45,435        $ 27,732
                                                    =========         =======        ========        ========
Earnings per share:
        Basic                                       $    0.54         $  0.41        $   0.93        $   0.81
                                                    =========         =======        ========        ========
        Diluted                                     $    0.51         $  0.39        $   0.89        $   0.77
                                                    =========         =======        ========        ========

Shares used in computing earnings per share:
        Basic                                          47,898          34,532          49,042          34,359
                                                    =========         =======        ========        ========
        Diluted                                        50,453          36,287          51,291          36,120
                                                    =========         =======        ========        ========


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
                             FAIR ISAAC CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     MARCH 31, 2003 AND SEPTEMBER 30, 2002
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                              March 31,       September 30,
                                                                2003              2002
                                                             ----------        ----------
ASSETS:
Current assets:
        Cash and investments                                 $  165,817        $  281,211
        Receivables, net                                        124,820           121,456
        Other current assets                                     27,923            25,507
                                                             ----------        ----------
           Total current assets                                 318,560           428,174
Investments                                                     136,459           150,202
Property and equipment, net                                      53,792            63,898
Goodwill and intangibles, net                                   515,894           520,114
Other noncurrent assets                                          52,051            50,125
                                                             ----------        ----------
                                                             $1,076,756        $1,212,513
                                                             ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable and other accrued liabilities        $   44,711        $   44,135
       Accrued compensation and employee benefits                26,409            28,153
       Deferred revenue                                          19,735            17,921
                                                             ----------        ----------
           Total current liabilities                             90,855            90,209
Convertible subordinated notes                                  140,631           139,922
Other noncurrent liabilities                                      6,261             8,910
                                                             ----------        ----------
           Total liabilities                                    237,747           239,041
Stockholders' equity                                            839,009           973,472
                                                             ----------        ----------
                                                             $1,076,756        $1,212,513
                                                             ==========        ==========


                                       4
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                             FAIR ISAAC CORPORATION
                               REVENUES BY SEGMENT
          FOR THE QUARTERS AND SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                       Quarter Ended                 Six Months Ended
                                          March 31,                      March 31,
                                  -----------------------        ------------------------
                                    2003           2002            2003            2002
                                  --------        -------        --------        --------
Scoring Solutions                 $ 32,868        $30,165        $ 66,960        $ 60,710
Strategy Machine Solutions         100,563         39,657         186,552          80,122
Professional Services               20,231         14,590          40,481          26,838
Analytic Software Tools              4,936          2,638          11,337           4,441
                                  --------        -------        --------        --------
     Total Revenues               $158,598        $87,050        $305,330        $172,111
                                  ========        =======        ========        ========


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